Exhibit 1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-11
*CUSIP:  21988G825      Class  A-1
         21988GAK2      Class  A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending July 1, 2003.

INTEREST ACCOUNT

Balance as of January 1, 2003 ..................................           $0.00
        Scheduled Income received on securities ................   $1,602,436.50
        Unscheduled Income received on securities ..............           $0.00

LESS:
        Distribution to Class A-1 Holders ......................  -$1,562,400.00
        Distribution to Class A-2 Holders ......................     -$40,036.50
        Distribution to Depositor ..............................          -$0.00
        Distribution to Trustee ................................          -$0.00
Balance as of July 1, 2003 .....................................           $0.00

PRINCIPAL ACCOUNT

Balance as of January 1, 2003 ..................................           $0.00
        Scheduled Principal received on securities .............           $0.00

LESS:
        Distribution to Holders ................................          -$0.00
Balance as of July 1, 2003 .....................................           $0.00


                  UNDERLYING SECURITIES HELD AS OF July 1, 2003

           Principal
             Amount                    Title of Security
           ---------                   -----------------

          $39,060,000        Aon Capital A 8.205% Capital Securities
                             due January 1, 2027
                             *CUSIP:  037388AE5

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


                                       8